Exhibit 10.1

Form of Amendment to Notes and Warrants by and between the Company and certain investors

AMENDMENT TO NOTES AND WARRANTS

Recitals

1.

Reference is made to those certain Amendment Agreements, dated as of October 31, 2007, by and between the Wentworth Energy, Inc. (the "Company") and each investor listed on the signature pages attached thereto (the "Investors") (the "Amendment Agreements") pursuant to which, among other things, the Company issued (A) to each Investor (i) an Amended and Restated Note, (ii) an Amended and Restated Series A Warrant, (iii) an Amended and Restated Series B Warrant and (iv) an Other New Series A Warrant and (B) to one of the Investors (i) a New Note (ii) a New Series A Warrant and (iii) a New Series B Warrant.

2.

Capitalized terms which are used herein which are not otherwise defined shall have the meanings assigned to those terms in the Amendment Agreements.

3.

The Company has requested that the undersigned Investor agree to amend the definition of “Excluded Securities” in its Notes and the Warrants as hereinafter provided.

Agreement

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Clause (v) of the definition of “Excluded Securities” in each of the Notes and Warrants is hereby amended to read in its entirety as follows:

(v) in an amount not to exceed 800,000 shares of Common Stock in the aggregate pursuant to a judgment or settlement in connection with (i) the PIN Financial Matter or (ii) the UOS Energy Matter including, without limitation, Common Stock issued pursuant to Options granted or Convertible Securities issued pursuant to such judgment or settlement;

2.

Except as expressly amended by this Amendment, the Notes and Warrants and each of the other Transaction Documents shall remain in full force and effect in accordance with their respective terms and provisions.

3.

On or before 4:00 p.m., New York City time, on the first (1st) Business Day following the Effective Date (as defined below), the Company shall file a Current Report on Form 8-K describing the terms of this Amendment and attaching a copy of the form of this Amendment.

4.

Upon request and upon submission of reasonable supporting documentation, the  Company shall pay the reasonable legal fees and expenses of the undersigned incurred in connection with the negotiation and execution of this Amendment.

5.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6.

This Amendment shall be governed by and construed in accordance with the laws of the state of New York.

7.

This Amendment shall be effective upon the execution by each of the other Investors (the "Other Investors") of a form of amendment (collectively, the "Other Amendments") identical in substance to this Amendment (the "Effective Date").  In connection with this Amendment, the Company represents and warrants that none of the terms offered to Other Investors is more favorable to such Other Investor than those set out above in this Amendment and this Amendment shall be, without any further action by the Investor or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of any more favorable terms contained in the Other Amendments.  Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to this Amendment) as the Investor may reasonably request for further effectuate the foregoing.

COMPANY:

WENTWORTH ENERGY, INC.

By:

Mike Studdard,

President

INVESTOR:

[                   ]

By:

Name:

Title: